UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                Current Report
                        Pursuant to Section 13 or 15(d)
                                    of the
                        Securities Exchange Act of 1934


   Date of Report (Date of Earliest Event Reported):  November 28, 1995



                                NUI Corporation
            (Exact Name of Registrant as Specified in its Charter)

                                  New Jersey
                (State or Other Jurisdiction of Incorporation)


       1-8353                                              22-1869941
   (Commission File                                    (I.R.S. Employer
      Number)                                        Identification Number)


   550 Route 202-106, P.O. Box 760, Bedminster, New Jersey     07921-0760
   (Address of Principal Executive Offices)                    (Zip Code)

                                (718) 781-0500
             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable
         (Former Name or Former Address, if Changed Since Last Report)


   Item 1.   Changes in Control of Registrant

             Not applicable.


   Item 2.   Acquisition or Disposition of Assets

             Not applicable.


   Item 3.   Bankruptcy or Receivership

             Not applicable.


   Item 4.   Changes in Registrant's Certifying Accountant

             Not applicable.


   Item 5.   Other Events

             (a) The attached Press Release of NUI Corporation, dated November 28, 1995, is incorporated by reference herein.

             (b) Rights Agreement between NUI Corporation and Mellon Securities Trust Company

                  Description of Securities to be Registered


                  On November 28, 1995, the Board of Directors of NUI
             Corporation, a New Jersey corporation (the "Company"), declared a dividend distribution of one preferred share purchase right (each a "Right") for each outstanding share of common stock, no par value (the "Common Stock") of the Company, to stockholders of record at the close of business on December 8, 1995 (the "Record Date"). Each Right entitles the record holder to purchase from the Company one one-hundredth of a share ("Preferred Stock Fraction") of the Company's Series A Junior Participating Preferred Stock, no par value (the "Preferred Stock") at a purchase price of $50 (the "Purchase Price"), subject to adjustment in certain circumstances. Except as otherwise provided in the Rights Agreement, the Purchase Price may be paid, at the election of the registered holder, in cash or be certified bank check or money order payable to the order of the Company. The description and terms of the Rights are set forth in a Rights Agreement, dated as of November 28, 1995 (as it may be amended, modified or supplemented from time to time, the "Rights Agreement"), between the Company and Mellon Securities Trust Company, as Rights Agent.

                  Initially, the Rights will be attached to the
             certificates representing outstanding shares of Common Stock, and no Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) the close of business on the tenth day after the date of a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) the close of business on the tenth Business Day (or such later date as may be determined by the Company's Board of Directors prior to such time as any person becomes an Acquiring Person) after the commencement of a tender offer or exchange offer if, upon consummation thereof, the person or group making such offer would be the beneficial owner of 15% or more of the outstanding shares of Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after December 15, 1995 will contain a notation incorporating the Rights Agreement by reference and
             (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, such separate Rights Certificates alone will evidence the Rights. Except in certain limited circumstances, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

                  The Rights are not exercisable until the Distribution
             Date and will expire at the close of business on November 27, 2005 (the "Final Expiration Date") unless earlier redeemed by the Company as described below.

                  Except in the circumstances described below, after the
             Distribution Date each Right will be exercisable into a Preferred Stock Fraction. Each Preferred Stock Fraction carries voting and dividend rights that are intended to produce the equivalent of one share of Common Stock. The voting and dividend rights of the Preferred Stock are subject to adjustment in the event of dividends, subdivisions and combinations with respect to the Common Stock of the Company. In lieu of issuing certificates for fractions of shares of Preferred Stock (other than fractions which are integral multiples of Preferred Stock Fractions), the Company may pay cash in accordance with the Rights Agreement.

                  In the event that, at any time following the Distribution
             Date, a Person becomes an Acquiring Person (other than pursuant to an offer for all outstanding shares of Common Stock at a price and on terms which the majority of the independent Directors determine to be fair to, and otherwise in the best interests of, stockholders), the Rights Agreement provides that proper provision shall be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof, Common Stock (or, in certain




             circumstances, cash, property or other securities of the Company) having a value equal to two (2) times the exercise price of the Right. In lieu of requiring payment of the Purchase Price upon exercise of the Rights following any such event, the Company may provide that each Right be exchanged for one share of Common Stock (or cash, property or other securities, as the case may be). The only right of a holder of Rights following the Company's election to provide for such exchange shall be to receive the above described securities. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by an Acquiring Person shall immediately become null and void.

                  For example, at an exercise price of $50 per Right, each
             Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $100 worth of Common Stock (or other consideration, as noted above) for $50. Assuming that the Common Stock had a per share value of $25 at such time, the holder of each valid Right would be entitled to purchase four shares of Common Stock for $50. Alternatively, the Company could permit the holder to surrender each Right in exchange for one share of Common Stock (with a value of $25) without the payment of any consideration other than the surrender of the Right.

                  In the event that, at any time following the Stock
             Acquisition Date, (i) the Company engages in a merger or consolidation in which the Company is not the surviving corporation, (ii) the Company engages in a merger or con-solidation with another person in which the Company is the surviving corporation, but in which all or part of its Common Stock is changed or exchanged, or (iii) 50% or more of the Company's assets or earning power is sold or transferred (except with respect to clauses (i) and (ii), a merger or consolidation (a) which follows an offer described in the second preceding paragraph and (b) in which the amount and form of consideration is the same as was paid in such offer), the Rights Agreement provides that proper provision shall be made so that each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon the exercise thereof, common stock of the acquiring company having a value equal to two (2) times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

                  The Purchase Price payable, and the number of Preferred
             Stock Fractions or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on the Preferred Stock or other capital stock, or a subdivi-sion, combination or reclassification of the Preferred Stock,
             (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or




             securities convertible into Preferred Stock at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

                  With certain exceptions, no adjustment in the Purchase
             Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Preferred Stock (other than fractions which are integral multiples of Preferred Stock Fractions) will be issued upon exercise of the Rights and, in lieu thereof, a cash payment will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

                  At any time prior to the earlier of (i) the date on which
             a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement) occurs and (ii) the Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right, payable in cash or securities or both (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.001 redemption price.

                  Issuance of shares of Common Stock upon exercise of
             Rights is subject to regulatory approval. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

                  Any of the provisions of the Rights Agreement, other than
             certain provisions relating to the principal economic terms of the Rights, may be amended by the Board of Directors of the Company prior to the Distribution Date. Thereafter, the provisions, other than certain provisions relating to the principal economic terms of the Rights, of the Rights Agreement may be amended by the Board in order: to cure any ambiguity, defect or inconsistency; to shorten or lengthen any time period under the Rights Agreement; or in any other respect that will not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person); provided that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.






                  As of November 27, 1995 there were 9,201,237 shares of
             Common Stock outstanding, 90,659 shares in the treasury, and 809,001 shares reserved for issuance under stock option plans and other stock plans of the Company. Each outstanding share of Common Stock on December 8, 1995 will receive one Right. As long as the Rights are attached to the shares of Common Stock and in certain other limited circumstances, the Company will issue one Right with each new share of Common Stock so that all such shares will have attached Rights. 100,000 shares of Preferred Stock will initially be reserved for issuance upon exercise of the Rights.

                  The Rights have certain anti-takeover effects.  The
             Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on the Rights being redeemed or a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company.

                  The form of Rights Agreement between the Company and the
             Rights Agent specifying the terms of the Rights, which includes as Exhibits the Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Company (setting forth the terms of the Preferred Stock), the form of Rights Certificate and the form of Summary of Rights to Purchase Preferred Stock, is attached hereto as an Exhibit and incorporated herein by reference. The foregoing description of the Rights is qualified by reference to such Exhibit.


   Item 6.   Resignation of Registrant's Directors

             Not applicable.


   Item 7.   Financial Statements and Exhibits

             (a)  Not applicable.

             (b)  Not applicable.

             (c)  Exhibits

        Exhibit 10.1   Form of Rights Agreement, dated as of November 28,
                       1995, between NUI Corporation and Mellon Securities Trust Company.

        Exhibit 99     Press Release of NUI Corporation, dated November 28,
                       1995.


   Item 8.   Change in Fiscal Year

             Not applicable.







                                  SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 NUI CORPORATION



                                 By     /S/  JOHN KEAN, JR.

                                 Name        John Kean, Jr.

                                 Title       President and Chief Executive
                                             Officer

   Date:  December 1, 1995









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